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                                ROSS STORES, INC.
                              FISCAL 1999 FORM 10-K

                                  EXHIBIT 10.34

                        AMENDMENT TO EMPLOYMENT AGREEMENT

         THIS AMENDMENT TO EMPLOYMENT AGREEMENT (the "Amendment") is made effective as of February 25, 2000, by and between Ross Stores, Inc. (the "Company") and Michael Balmuth (the "Executive"). The Executive and the Company previously entered into an Employment Agreement dated as of February 3, 1999 (the "Agreement") and now intend to amend the Agreement to clarify certain terms and conditions of the Agreement, as set forth below.

         I.   The Agreement is hereby amended as follows:

              A. MITIGATION NOT REQUIRED. Paragraph 17
[Mitigation Not Required]of the Agreement is amended in its entirety as follows:

         If the Executive's employment with the Company is terminated for any reason, the Executive shall not be obligated to seek other employment following such termination; provided, however, that the amount of salary and bonus to which the Executive will be entitled under paragraph 9 hereof shall be reduced by the amount of salary and/or bonus earned by the Executive for services performed for another employer during the period that the Executive is entitled to receive continued salary or bonus payments under paragraph 9 hereof.

              B. NO OTHER MODIFICATIONS. Except as modified by this Amendment, the Agreement shall remain in full force and effect.

ROSS STORES, INC.                  EXECUTIVE

By: /s/ Norman A. Ferber           /s/ Michael Balmuth
    -------------------------      ----------------------------
    Chairman of the Board          Michael Balmuth


March 20, 2000